EXHIBIT A

                            STOCK EXCHANGE AGREEMENT


     THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), is made effective the 31st day of October, 1996, between CyberAmerica Corporation, a Nevada corporation with principal offices at 268 West 400 South, Salt Lake City, Utah 84101 ("CyberAmerica") and Investment Sanctuary Corporation, a Utah corporation whose principal address is 1448 South Roberta Street, Salt Lake City, Utah 84115 ("Investment Sanctuary"), and Richard D. Surber, an individual.


                                    RECITALS


     WHEREAS, Investment Sanctuary represents that it is a Subchapter S corporation as that term is defined in ss. 1371 et seq. of the Internal Revenue Code of 1986, as amended;

     WHEREAS, Richard D. Surber is the sole legal and beneficial owner of 100% of the Capital Stock of Investment Sanctuary ("Capital Stock");

     WHEREAS, Investment Sanctuary represents that it is the legal and beneficial owner of a 50% interest in the sixth floor of a commercial building located in Salt Lake City, Utah, with address at 68 South Main Street Salt Lake City, Utah, and otherwise known as the McIntyre Building ("McIntyre Building");

     WHEREAS, Richard D. Surber represents that he is the legal holder of a floating option to purchase 25% of all of the issued and outstanding shares of CyberAmerica ("Option");

     WHEREAS, CyberAmerica, Investment Sanctuary and Richard D. Surber desire to exchange 100% of the capital stock of Investment Sanctuary, including its ownership interest in the McIntyre Building together with liabilities of Investment Sanctuary not to exceed ten thousand dollars ($10,000), as well as the cancellation of the Option, in exchange for one million one hundred thousand (1,100,000) shares of CyberAmerica, on the terms and conditions hereinafter set forth in such a manner that the exchange will constitute a tax-free reorganization pursuant to the provisions of ss. 368(1)(B) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, in conjunction with this Agreement, CyberAmerica and Investment Sanctuary acknowledge that all outstanding debts owed to Richard D. Surber from Investment Sanctuary shall be satisfied in full prior to the Closing of this Agreement by transferring the assets outlined in Schedule A, attached hereto and incorporated by reference, to Richard D. Surber.

                                    AGREEMENT


     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, CyberAmerica and Richard D. Surber agree as follows:

1. Transfer of ownership interest in the McIntyre Building, liabilities and cancellation of Option. Upon the terms and subject to the conditions set forth in this Agreement, Investment Sanctuary agrees to transfer and deliver to CyberAmerica, and CyberAmerica agrees to acquire, 100% of the capital stock of Investment Sanctuary ("Capital Stock"), par value $0.001, including its ownership interest in the McIntyre Building together with the liabilities of Investment Sanctuary (not to exceed $10,000). Furthermore, upon the terms and subject to the conditions set forth in this Agreement, Richard D. Surber agrees to cancel his Option to purchase shares of CyberAmerica.

2. Consideration for Transfer of Shares, Ownership Interest in the McIntyre Building, and Cancellation of Option. Upon the terms and subject to the conditions set forth in this Agreement, CyberAmerica agrees to deliver to Investment Sanctuary and Richard D. Surber, in full consideration of and in exchange for said shares of Capital Stock of Investment Sanctuary, including its ownership interest in the McIntyre Building, together with the liabilities of Investment Sanctuary (not to exceed $10,000), as well as the cancellation of the Option, 1,100,000 shares of Common Stock $0.001 par value, ("Common Stock") of CyberAmerica, to be delivered upon execution of this Agreement. Said shares of CyberAmerica Common Stock shall be issued to Richard D. Surber pursuant to Rule 144 under the Securities Act of 1933, as amended.

3. Effect of Re-Organization. The re-organization as contemplated by this Agreement shall revoke in total the classification of Investment Sanctuary as a Subchapter S Corporation.

4. Access to Books and Records. Except as hereinafter provided, CyberAmerica and its officers, employees and agents, shall have full access at all reasonable times from and after the date hereof to the plants, facilities, books and records of Investment Sanctuary and Investment Sanctuary shall cooperate fully with CyberAmerica to the end that it may become familiar with the ownership interest in the McIntyre Building and associated transactions, and any existing liabilities of Investment Sanctuary. CyberAmerica agrees to treat any information which is disclosed to CyberAmerica by Investment Sanctuary as proprietary or confidential information, and in the event the closing does not take place, all documents will be returned to Investment Sanctuary and CyberAmerica and will not make or retain copies of any documents or make use of any confidential information disclosed to it in the conduct of its business.

5. Closing. The Closing of the exchange provided for herein shall take place at CyberAmerica's office at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 on the 17th day of December, 1996, or at such other time and place as may be mutually agreed upon by the parties, such time and date referred to as the "Closing Date." Pursuant to such Closing, Investment Sanctuary shall deliver to CyberAmerica all certificates, assignments, and other instruments which may be necessary, desirable, or appropriate in order to transfer to CyberAmerica 100% of the capital stock of Investment Sanctuary, including any documents representing ownership interests or other transactions associated with the McIntyre Building, as well as any instruments evidencing existing liabilities, together with documents canceling the Option, all in form and substance reasonably satisfactory to counsel for CyberAmerica. Pursuant to such Closing, CyberAmerica shall deliver to Richard D. Surber certificates evidencing the shares of Common Stock of CyberAmerica to be delivered to Richard D. Surber, together with such other instruments which may be necessary, desirable, or appropriate to accomplish such transfers, all in form and substance satisfactory to counsel for Investment Sanctuary and Richard D. Surber.

6. Representations and Warranties of Investment Sanctuary. Investment Sanctuary represents and warrants to and agrees with CyberAmerica as
     follows:  a.  Organization  and  Standing  .  Investment   Sanctuary  is  a
     Subchapter S corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business. Pursuant to this Agreement, CyberAmerica shall receive a copy of Investment Sanctuary's Articles of Incorporation and all amendments thereto, certified by the appropriate official from the State of Utah, and a copy of Investment Sanctuary's By-Laws as amended, certified by the Secretary, which documents are complete and correct as of the date of this Agreement.

     b. Subsidiaries, Etc. Investment Sanctuary has no subsidiaries and is not party to any partnership, joint venture or similar agreement.

     c. McIntyre Building. Pursuant to this Agreement, CyberAmerica shall receive all documents, agreements and other instruments as related to the ownership interest in the McIntyre Building and any existing liabilities of Investment Sanctuary.

     d. Litigation . Except as identified in a complete and accurate schedule, identified by reference to this subparagraph and delivered to
          CyberAmerica, Investment Sanctuary is not engaged in or threatened with any legal action or other proceeding before any court or administrative agency. Investment Sanctuary has not violated any laws, regulations or order applicable to its business or activities, and the conduct of the present business of Investment Sanctuary at the present location is in conformity with all zoning and building code requirements.

     e. Title to Capital Stock . Investment Sanctuary represents and warrants that this Agreement has been duly executed and delivered and is a valid agreement binding in accordance with its terms; that Richard D. Suber, as President of Investment Sanctuary has valid title to the shares of Capital Stock of Investment Sanctuary, with full right, power and authority to transfer, sell and deliver such shares pursuant to this Agreement; and that, upon delivery of the shares pursuant to this Agreement, CyberAmerica will receive valid and marketable title to the shares of Capital Stock, free and clear of all voting or other trust arrangements, liens, encumbrances, restrictions, and adverse claims, whether existing or contingent.

7. Representations and Warranties of CyberAmerica. CyberAmerica represents and warrants to and agrees with Investment Sanctuary as follows:

     a. Organization and Standing. CyberAmerica is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

     b. Capital Stock. The authorized capital stock of CyberAmerica consists of: 20,000,000 shares of Preferred Stock, $0.001 par value, 200,000,000 shares of Common Stock, $0.001 par value. 8,587,934 shares of Common Stock were issued and outstanding at the close of business on November 1, 1996. All of said outstanding shares are validly issued, fully paid and non-assessable.

     c. Validity of Shares. The shares of Common Stock to be delivered by CyberAmerica pursuant to this Agreement will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.

     d. Changes, Dividends, Etc. Prior to the closing hereunder, CyberAmerica will not split, combine or otherwise change or reclassify its outstanding Common Stock or declare or distribute any cash or stock dividend upon such Common Stock.

     e. Authorization of Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action, and will not result in any breach of or violate or constitute a default under its Articles of Incorporation or By-Laws or any indenture, mortgage or other agreement or instrument to which it is a party.

     f. No Violation of Law, Etc. Neither the execution nor the delivery of this Agreement by CyberAmerica, nor the performance of any of its obligations hereunder will result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree or any governmental instrumentality or court having jurisdiction over CyberAmerica or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

     g. Financial Statements. CyberAmerica has delivered to the Company its reports on Forms 10-QSB and 10-KSB for the past two years which contain a consolidated balance sheet as of September 30, 1996, and the related statement of consolidated income for the year then ended. Such financial statements are complete, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of CyberAmerica at such date, and the results of its operations for the period therein specified.

8. Conditions to Obligations of CyberAmerica. The obligations of CyberAmerica under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent:

     a.   All representations and warranties of Investment Sanctuary and Richard
          D. Surber contained herein and in any certificate or other investment delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

     b. Investment Sanctuary and Richard D. Surber shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them, respectively, on or before the Closing Date.

     c. Richard D. Surber, as the President and sole Director of Investment Sanctuary has taken all necessary action to authorize the execution and performance of this Agreement.

9. Conditions to Obligations of Investment Sanctuary and Richard D. Surber. The obligations of Investment Sanctuary and Richard D. Surber under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions:

          a. All representations and warranties of CyberAmerica contained herein and in any certificate or other instrument delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

          b. CyberAmerica shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by it on or before the Closing Date.

          c. The Board of Directors of CyberAmerica shall have taken all necessary action to authorize the execution and performance of this Agreement, including the delivery of shares of Common Stock of CyberAmerica to Richard D. Surber in accordance with this Agreement, and CyberAmerica shall have delivered to Richard D. Surber true and complete copies of resolutions of its Board of Directors evidencing such action.

10.  Survival of Representations and Warranties; Indemnification.

     a. Survival. All representations, warranties and agreements contained in this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto; however, a party shall have no liability with respect to a representation and warranty, or an agreement to be performed or complied with prior to the Closing Date, to the extent that the inaccuracy of such representation and warranty or the failure to perform and comply with such agreement was not intentional and was disclosed in a schedule delivered pursuant to this Agreement.

     b. Indemnification by Investment Sanctuary . Investment Sanctuary and Richard D. Surber shall indemnify and hold harmless CyberAmerica, and shall reimburse CyberAmerica for any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Investment Sanctuary or Richard D. Surber in this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Investment Sanctuary or Richard D. Surber to perform or comply with any agreement in this Agreement.

     c. Indemnification by CyberAmerica . CyberAmerica shall indemnify and hold harmless Investment Sanctuary and Richard D. Surber, and shall reimburse Investment Sanctuary for, any damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of CyberAmerica in this Agreement, or any actions, omissions or state of acts inconsistent with any such representation or warranty, (b) any failure by CyberAmerica to perform or comply with any agreement in this Agreement.

11. Investment Representation. Richard D. Surber acknowledges his understanding that the shares of CyberAmerica Common Stock to be delivered pursuant to this Agreement will not be registered pursuant to the Securities Act of 1933, as amended and he further represents to and agrees with CyberAmerica as follows:

     a. He is acquiring the shares of CyberAmerica Common Stock pursuant to this Agreement for his own private personal investment account and with no present intention of reselling or distributing such shares or any portion thereof to others.

     b. He fully comprehends that in connection with the issuance of shares of CyberAmerica Common Stock pursuant to this Agreement, CyberAmerica is relying to a material degree on the representations, warranties and covenants contained herein, and with such realization he authorizes CyberAmerica to act as it may see fit in full reliance hereon.

     c. He agrees that none of such shares will be transferred or distributed unless (i) they are covered by an effective Registration Statement prepared in accordance with the Securities Act of 1933, as amended and are distributed in a manner complying with such Act and with the Rules and Regulations promulgated thereunder; or (ii) they may be transferred in accordance with Rule 144 under the Securities Act of 1933, as amended (or such similar rules as may be applicable to such shares at the time of transfer) so long as such transfer strictly complies with said Rule 144 and with such procedures as CyberAmerica may reasonably establish in connection therewith; or (iii) there is first delivered to CyberAmerica the written legal opinion of legal counsel in form and substance reasonably satisfactory to CyberAmerica's legal counsel to the effect that such transfer or distribution shall not result in a violation of the Securities Act of 1933, as amended. In the event such legal opinion is based upon the exemption now contained in Section 4(2) of the 1933 Act, the person acquiring the shares or some portion thereof shall execute and deliver to CyberAmerica a letter agreement complying with the Securities Act of 1933, as amended and the Rules and Regulations promulgated thereunder.

     d. He hereby agrees that the certificate(s) representing such shares may bear a legend, as set forth below, setting forth the restrictions upon transfer which are contained in the foregoing subparagraph (c) and that CyberAmerica may deliver to its transfer agent a "stop transfer order" directing the transfer agents not to effect any transfer of such shares without having received the permission of CyberAmerica and evidence of compliance with applicable provisions of the 1933 Act and the terms of this Agreement.

               The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of CyberAmerica.

     e. He hereby agrees to indemnify CyberAmerica against and hold it harmless from all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which shall arise as a result of a sale or distribution by him of such shares or any portion thereof in violation of the 1933 Act or the terms of this Agreement.

12. Brokers and Finders. Investment Sanctuary and Richard D. Surber represent to CyberAmerica and CyberAmerica represent to Investment Sanctuary and Richard D. Surber, that no person, firm or corporation has been requested, authorized or employed by CyberAmerica or Investment Sanctuary or Richard
     D. Surber to act as finder, broker or agent in connection with the subject matter of this Agreement or negotiations leading thereto.

13.  Further Assurances.

     a. At the request of CyberAmerica, and without further consideration, Investment Sanctuary and Richard D. Surber will execute and deliver such additional instruments of transfer and will take such other action as CyberAmerica reasonably may request in order more effectively to transfer to CyberAmerica full ownership and control of Investment Sanctuary, and specifically, its ownership interest in the McIntyre Building, together with instruments evidencing the existing liabilities of Investment Sanctuary, as well as the cancellation of the Option.

     b. At the request of Richard D. Surber, and without further consideration, CyberAmerica will execute and deliver such additional instruments and will take such other actions as Richard D. Surber may reasonably request in order more effectively to carry out the transaction contemplated by this Agreement.

14. Expenses. CyberAmerica shall bear all out-of-pocket expenses arising from this Agreement, including but not limited to, travel, lodging, filing fees, printing, postage, delivery, shipping, copying, telephone calls, overnight packages, facsimiles, and other related expenses.

15.  Other Matters.

     a. No Other Agreements. All terms and conditions of this Agreement are set forth herein, and there are no warranties, agreements or understandings, express or implied, except those expressly set forth herein.

     b. Amendment. This Agreement may be amended only by a written instrument signed by CyberAmerica and Richard D. Surber.

     c. Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed to Richard D. Surber at 1448 South Roberta Street, Salt Lake City, Utah 84115 or to CyberAmerica at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, or at such other addresses as may from time to time be designated by the respective parties in writing.

     d. Specific Performance . The parties acknowledge that the subject matter of this Agreement (i.e., the ownership interest of Investment Sanctuary in the McIntyre Building ) is unique and that no adequate remedy of law would be available for breach of this Agreement. Accordingly, each party agrees that the other parties will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

     e. Assignment . The rights and obligations of the parties shall inure to the benefit of and shall be binding upon their successors and assigns.

     f. No Third Party Beneficiaries. Nothing in this agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under or by reason of this Agreement.

     g. Paragraphs and Other Headings. Paragraphs or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     h. No Waiver. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     i. Choice of Law. It is the intention of the parties that the laws of the State of Utah should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     j. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     k.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date written below to be effective as of October 31, 1996.

CyberAmerica Corporation


By:/s/ Susan Waldrop                              Date:   December 30, 1996
Susan Waldrop, Chief Financial Officer


Investment Sanctuary

By:/s/ Richard D. Surber                          Date:    December 30, 1996
Richard D. Surber, President



By: /s/ Richard D. Surber                         Date:    December 30, 1996
Richard D. Surber, an Individual

                                   SCHEDULE A

     The following represents the assets of Investment Sanctuary transferred to Richard D. Surber in full satisfaction of any and all debt owed to Richard D. Surber by Investment Sanctuary:

     1. The balance of cash in Investment Sanctuary's savings account with the Key Bank of Utah, account number 440589058245 ($7,407.96);

     2.   1993 Volkswagon Corrado SLC; vehicle number WVWED4508PK004290. Richard
          D. Surber shall assume the current note on the vehicle held by Key Bank of Utah, loan number 009-000000000002450412, and release Investment Sanctuary from such obligation;

     3.   1984 190E Mercedes; vehicle number WDBDA24A5EA078433;

     4.   $15,000 cash from proceeds of the sale of the McIntyre Building;

     5. Any and all right, title and interest in stock held in the Gruntel & Co., Inc. brokerage account, account number 404-15384;

     6. Any and all right, title and interest in stock held in the Canaccord Capital Corporation brokerage account, account number 241201-B;

     7. Any and all right, title and interest in any stock registered or issued in the name of Richard D. Surber, which was issued or assigned prior to October 31, 1996 as consideration for any services provided by Investment Sanctuary.

                                    EXHIBIT B


                                    AGREEMENT

         THIS AGREEMENT  ("Agreement") is entered into by and between Richard D.
Surber,  an  individual,   and  Investment  Sanctuary  Corporation  ("Investment
Sanctuary"), a Utah corporation, on this 3rd day of January, 1996.

                                     PREMISE

         WHEREAS, Richard D. Surber is required to file Schedule 13D and Investment Sanctuary is required to file an amendment to Schedule 13D as promulgated under the Securities Act of 1933 ("Schedule 13D/A") due to their respective ownership of common stock of CyberAmerica Corporation.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

         1. Richard D. Surber and Investment Sanctuary acknowledge that each other is required to file with the Securities and Exchange Commission a
         Schedule 13D and an amendment to a Schedule 13D, respectively, as a result of Richard D. Surber's individual acquisition of Common Stock of CyberAmerica and Investment Sanctuary's cancellation of an option to purchase 25% of the issued and outstanding shares of Common Stock of CyberAmerica, and, in the interest of consolidation and efficiency, desire to file a single statement pursuant to Rule 13d-1(f) of the Securities Exchange Act of 1934.

         2. Richard D. Surber and Investment Sanctuary hereby consent to have a single Schedule 13D/A filed pursuant to Rule 13d-1(f) as fulfillment of the individual obligation of Richard D. Surber and the individual obligation of Investment Sanctuary to file such a schedule in a joint manner.


         IN WITNESS WHEREOF, the signatures of the parties hereto evidence their mutual assent and acceptance of this Agreement as of the date first set forth above.


Richard D. Surber, an individual              Investment Sanctuary, Corporation


/s/ Richard Surber                                 /s/ Richard D. Surber
Richard Surber, President                          Richard D. Surber, President